Exhibit 99.1

Safe Harbor Financial Announces Preliminary Fourth Quarter and Full Year 2022 Financial Results

- Full year revenue increased 34% to $9.4 million, number of active accounts increased 82% to 1040 compared to 2021 -

- Recent agreement to resolve $64.7 million in payment obligations significantly strengthens balance sheet, strongly positions the Company for further growth in 2023 -

GOLDEN, Colo., March 30, 2023 — SHF Holdings, Inc., d/b/a/ Safe Harbor Financial (“Safe Harbor” or the “Company”) (NASDAQ: SHFS), a leader in facilitating banking, payments, and financial services to the regulated cannabis industry, today announced certain preliminary (unaudited) financial results for the quarter and year ended December 31, 2022. All financial information is provided in U.S. dollars unless otherwise indicated and is prepared under U.S. Generally Accepted Accounting Principles (“GAAP”).

Full Year 2022 Financial Highlights1

●	Revenue increased 34% to $9.4 million, compared to $7.0 million in 2021
●	Increased the number of active accounts by 82% to 1040, compared to 572 at the end of 2021
●	The Company originated $15.8 million in loans, compared to $4.3 million in 2021
●	Ended 2022 with $8.4 million in cash

“Safe Harbor had a pivotal year: we completed our go-public transaction to list on the Nasdaq exchange, executed on the strategic acquisition of Abaca, and significantly grew our client base to establish a solid foundation for success in 2023 and beyond,” said Sundie Seefried, Chief Executive Officer at Safe Harbor. “During the year, we expanded topline revenue by 34% and increased our client base by approximately 82%, demonstrating the considerable industry need for the services we provide. We are committed to providing access to essential banking services to cannabis-related businesses, or CRBs, using the most sophisticated fintech to optimize the experience of the CRBs that bank with our clients. Our recent acquisition of Abaca is perfectly aligned with this goal as it meaningfully enhanced and added key elements to our fintech platform to expedite transactions with our banking partners.

“This momentum has continued in 2023, and we are pleased to have reached an agreement with Partner Colorado Credit Union to restructure our payment obligations to them, which removes a considerable financial constraint and further enhances our ability to execute on our growth strategy. The cannabis industry is maturing, and the fully complaint cannabis banking onboarding, monitoring and compliance infrastructure we provide is vital to CRBs as they navigate this complex and dynamic industry. We are excited about the opportunities ahead and look forward to continuing to expand our services to meet the needs of financial institutions desiring to provide banking services to CRBs across the country, while enhancing value for our shareholders.”

2022 Operational Highlights

●	On September 28, 2022, Company completed its business combination transaction in which it acquired the Safe Harbor operations (the “Business Combination”) and began trading on the Nasdaq Capital Markets.
●	On November 16, 2022, the Company acquired Abaca, an industry-leading cannabis fintech platform, for $30 million in cash and Class A common stock. The acquisition increased Safe Harbor’s lending capacity; and added a sophisticated fintech platform and more than 300 cannabis-related business accounts.

Subsequent Operational Highlights

●	On March 30, 2023, the Company entered into agreements with Partner Colorado Credit Union (“PCCU”), the Company’s largest stockholder, resulting in the settlement of the approximately $64.7 million deferred payable owed to PCCU (the “Agreement”). Under the terms of the Agreement, the Company has agreed to resolve approximately $64.7 million of total payment obligations owed from the September 28, 2022 business combination in exchange for a 5-year, $14.5 million senior secured note bearing a 4.25% annual interest rate and issuance of 11.2 million shares of Class A common stock in the Company.

Originations and Loan Activity

●	For the twelve-month period ended December 31, 2022, Safe Harbor originated loans totaling $15.8 million, compared to $4.3 million for the 2021 full year.

Fourth Quarter 2022 Financial Results

For the quarter ended December 31, 2022, total revenue increased to $3.6 million, compared to $1.7 million in the prior year period, primarily due to higher investment and loan interest income.

Fourth quarter 2022 operating expense increased to $7.4 million, compared to $1.0 million in the prior year period, primarily driven by significantly higher compensation and employee expenses, professional service expenses, and amortization expense.

Net loss for the quarter ended December 31, 2022 was $37.0 million, compared to net income of $718,000 million in the prior year period, primarily due to the loss in value of several of the financial instruments placed in connection with the Business Combination.

Full Year 2022 Financial Results1

For the year ended December 31, 2022, total revenue increased 34% to $9.4 million, compared to $7.0 million in 2021. The increase is due to higher investment and loan interest income, partially offset by lower Safe Harbor program and miscellaneous fee income.

For the full year ended December 31, 2022, total operating expense increased to $11.6 million compared to $3.7 million in 2021, due to the same drivers of expense in the fourth quarter of 2022.

1 See “Financial Disclosure Advisory” below.

2

Net loss for the year ended December 31, 2022 was $35.1 million, compared to net income of $3.2 million in 2021, primarily due to the loss in value of several of the financial instruments placed in connection with the Business Combination.

As at December 31, 2022, the Company had cash and cash equivalents of $8.4 million, compared to $5.5 million at December 31, 2021.

Conference Call Details:

The Company’s Chief Executive Officer, Sundie Seefried and Chief Financial Officer, Jim Dennedy will host a conference call and webcast at 4:30 pm ET / 1:30 pm PT today to discuss the Company’s preliminary financial results and provide investors with key business highlights.

Date:	Thursday, March 30, 2023
Time:	4:30 pm ET / 1:30 pm PT
Live webcast and replay:	Click to access
Participant call link:	Click to access

About Safe Harbor

Safe Harbor is among the first service providers to offer compliance, monitoring and validation services to financial institutions, providing traditional banking services to cannabis, hemp, CBD, and ancillary operators, making communities safer, driving growth in local economies, and fostering long-term partnerships. Currently managing more than 1000 cannabis-related relationships, Safe Harbor, through its financial institution clients, implements high standards of accountability, transparency, monitoring, reporting and risk mitigation measures while meeting Bank Secrecy Act obligations in line with FinCEN guidance on cannabis-related businesses. Over the past seven years, Safe Harbor has facilitated more than $17 billion in deposit transactions for businesses with operations spanning more than 40 states and US territories with regulated cannabis markets. For more information, visit www.shfinancial.org.

Financial Disclosure Advisory

The Company has not yet completed the audit of its financial statements for the fourth quarter and year ended December 31, 2022. The preliminary results presented herein are based on the Company’s reasonable estimates and the information available to the Company at this time. As such, the Company’s actual results that will be reported once the audit is complete may materially vary from the preliminary results presented herein and will not be finalized until the Company completes its audit, which audit includes the assessment of the financial instruments related to the Company’s business combination that was completed on September 28, 2022 and intellectual property valuation related to the Company’s acquisition of Abaca that was completed on November 16, 2022, both of which are expected to impact Safe Harbor’s balance sheet and GAAP net income as at and for the year ended December 31, 2022, respectively. In addition, any statements regarding the Company’s estimated financial performance for the fourth quarter and year ended December 31, 2022 do not present all information necessary for an understanding of the Company’s financial condition and results of operations as of and for these reporting periods, which information will be presented in the Company’s filings with the SEC once the audit has been completed. The preliminary financial results presented herein were not reviewed by Safe Harbor’s independent registered public accounting firm.

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Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements’’ within the meaning of federal securities laws. Forward-looking statements may include, but are not limited to, statements with respect to trends in the cannabis industry, including proposed changes in U.S and state laws, rules, regulations and guidance relating to Safe Harbor’s services; Safe Harbor’s growth prospects and Safe Harbor’s market size; Safe Harbor’s projected financial and operational performance, including relative to its competitors; new product and service offerings Safe Harbor may introduce in the future; the impact of recent volatility in the capital markets, which may adversely affect the price of the Company’s securities; the outcome of any legal proceedings that may be instituted against Safe Harbor; other statements regarding Safe Harbor’s expectations, hopes, beliefs, intentions or strategies regarding the future; and the other risk factors discussed in Safe Harbor’s filings from time to time with the Securities and Exchange Commission. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject, are subject to risks and uncertainties. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond the control of Safe Harbor), and other assumptions, that may cause the actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

Media Contact

Safe Harbor Financial

Nick Callaio, Marketing Manager

720.951.0619

Nick@SHFinancial.org

Investor Relations Contact

Mattio Communications

ir@mattio.com

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SHF Holdings, Inc.

UNAUDITED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2022	2021
ASSETS
Current Assets:
Cash and cash equivalents	$8,390,195	$5,495,905
Accounts receivable – trade	1,401,839	522,896
Contract assets	21,170	18,317
Prepaid expenses – current portion	175,585	6,021
Accrued interest receivable	40,266	7,556
Short-term loans receivable, net	51,300	52,833
Other Current Assets	150,817	-
Total Current Assets	10,231,172	6,103,528
Long-term loans receivable, net	1,250,691	1,410,727
Property, plant and equipment, net	49,614	6,351
Operating lease right to use assets	1,016,198	-
Goodwill	19,266,276	-
Intangible assets, net	10,621,087	-
Deferred tax asset	51,593,302	-
Prepaid expenses – long term position	712,500	-
Forward purchase receivable	4,584,221	-
Security deposit	17,795	-
Total Assets	$99,342,856	$7,520,606

LIABILITIES AND PARENT-ENTITY NET INVESTMENT AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,851,457	$43,626
Accrued expenses	6,354,485	129,546
Contract liabilities	996	8,333
Lease liabilities – current	20,124	-
Deferred Consideration – current portion	14,359,822	-
Due to seller - current portion	25,973,017	-
Other current liabilities	11,291	-
Total Current Liabilities	49,571,192	181,505
Warrant liability	666,510	-
Deferred Consideration – long term portion	2,747,592	-
Forward purchase derivative liability	7,309,580	-
Due to seller – long-term portion	30,976,783	-
Lease liabilities – long term	1,008,109	-
Deferred underwriter fee payable	1,450,500	-
Indemnity liability	499,465	-
Total Liabilities	94,229,731	181,505
Commitment and Contingencies
Parent-Entity Net Investment and Stockholders’ Equity

Convertible preferred stock, $.0001 par value, 1,250,000 shares authorized, 14,616 shares issued and outstanding on December 31, 2022, and no shares issued and outstanding on December 31, 2021, respectively	1	-
Class A common stock, $.0001 par value, 130,000,000 shares authorized, 23,732,889 issued and outstanding on December 31, 2022, and no shares issued and outstanding on December 31, 2021, respectively	2,374	-
Additional paid in capital	44,806,031	-
Retained earnings	(39,695,281)	-
Parent-Entity Net Investment	-	7,339,101
Total Parent-Entity Net Investment and Stockholders’ Equity	5,113,125	7,339,101
Total Liabilities and Parent-Entity Net Investment and Stockholders’ Equity	$99,342,856	$7,520,606

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SHF Holdings, Inc.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended December 31,
	2022	2021

Revenue	$9,478,819	$7,005,579

Operating Expenses
Compensation and employee benefits	$6,695,319	$2,135,243
General and administrative expenses	2,390,539	567,892
Professional services	1,985,343	292,143
Rent expense	99,246	73,482
Provision for loan losses	506,212	1,399
Corporate allocations	-	648,533
Total operating expenses	$11,676,659	$3,718,692
Operating (loss)/ Income	(2,197,840)	3,286,887
Other (income) expenses
Interest expense	802,797	-
Change in fair value of warrant liability	(939,019)	-
Change in fair value of forward purchase agreement	33,322,248	-
Change in fair value of forward purchase option derivative	8,997,110	-
Total other (income) expenses	$42,183,136	$-
Net (loss) / income before income tax	(44,380,976)	3,286,887
Provision for income taxes	$(9,252,893)	$-
Net (loss)/income	(35,128,083)	3,286,887
Weighted average shares outstanding, basic	18,988,558	-
Basic net loss per share	$(1.85)	$-
Weighted average shares outstanding, diluted	18,988,558	-
Diluted net loss per share	$(1.85)	$-

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UNAUDITED CONSOLIDATED STATEMENTS OF PARENT-ENTITY NET INVESTMENT AND STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2022, AND 2021

	Preferred Stock		Class A Common Stock		Additional Paid-in	Parent- Entity Net	Retained	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Investment	Earnings	Equity
Balance, December 31, 2020	-	$-	-	$-	$-	$4,354,021	$-	$4,354,021
Net income	-	-	-	-	-	3,286,887	-	3,286,887
Contribution of loan receivable from Parent	-	-	-	-	-	1,185,691	-	1,185,691
Net change due to allocations and distributions to Parent	-	-	-	-	-	(1,487,498)	-	(1,487,498)
Balance, December 31, 2021	-	$-	-	$-	$-	$7,339,101	$-	$7,339,101
Issuance of shares in connection with Business Combination and PIPE offering, net of issuance costs	20,450	2	18,715,912	1,872	29,327,087	(7,339,101)	-	21,989,860
Acquisition of Abaca	-	-	2,099,977	210	8,105,701	-	-	8,105,911
Conversion of PIPE Shares	(5,834)	(1)	2,917,000	292	2,916,709	-	(2,917,000)	-
Stock option conversion	-	-	-	-	2,806,336	-	-	2,806,336
Net loss	-	-	-	-	1,650,198	-	(36,778,281)	(35,128,083)
Balance, December 31, 2022	14,616	$1	23,732,889	$2,374	$44,806,031	$-	$(39,695,281)	$5,113,125

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SHF Holdings, Inc.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) / income	$(35,128,083)	$3,286,887
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	202,302	1,921
Stock compensation expense	2,806,336	-
Interest expense	802,797	-
Provision for loan loss	506,212	1,399
Deferred tax credit	(9,252,893)	-
Change in fair value of warrant and forward purchase option derivative liabilities	41,380,339	-
Changes in operating assets and liabilities:
Accounts receivable	(653,425)	(293,355)
Contract assets	(2,853)	-
Prepaid expenses	55,997	(3,468)
Forward purchase receivables	1,379,285	-
Accrued interest receivable	(32,711)	(7,556)
Deferred underwriting payable	(715,750)	-
Other current assets	(150,817)	-
Accounts payable	508,544	(64,900)
Accrued expenses	17,550	37,742
Contract Liabilities	(7,337)	-
Security deposit	(18,113)	-
Deferred revenue	-	(12,287)
Net cash provided by operating activities	1,697,380	2,946,383

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of property and equipment	(17,318)	(5,920)
Change in loan receivable, net	161,569	1,041,577
Acquisition of Abaca	(3,041,680)	-
Net cash provided by (used in) investing activities	(2,897,429)	1,035,657

CASH FLOWS USED IN FINANCING ACTIVITIES:
Proceeds from reverse capitalization, net of transaction costs	4,094,339	-
Net change in parent funding, allocations, and distributions to parent	-	(1,487,498)
Net cash provided by (used in) financing activities	4,090,945	(1,487,498)

Net increase in cash and cash equivalents	2,894,290	2,494,542
Cash and cash equivalents - beginning of period	5,495,905	3,001,363
Cash and cash equivalents - end of period	$8,390,195	$5,495,905

Non-Cash transactions:
Shares issued for the settlement of abaca acquisition	$8,105,911	$-
Operating lease right of use assets recognized	1,029,227	-
Operating lease liabilities recognized	1,022,380	-
Contribution of loan receivable from Parent	-	1,185,691

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SHF Holdings, Inc.

UNAUDITED Reconciliation of net income to non-GAAP EBITDA and Adjusted EBITDA is as follows:

	Year Ended December 31,
	2022	2021
Net (loss)/ income	$(35,128,083)	$3,286,887
Interest expense	802,797	-
Depreciation	189,275	1,921
Taxes	(9,252,893)	-
EBITDA	(43,388,904)	3,288,808

Other adjustments –
Loan loss provision	506,212	1,399
Change in warrants and forward purchase derivatives	41,380,339	-
Deferred loan origination fees and costs	(1,890)	-
Stock option conversion	2,806,336	-
Adjusted EBITDA	1,302,093	3,290,207

Safe Harbor Financial discloses EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures and are calculated as net income before taxes and depreciation and amortization expense in the case of EBITDA and further adjusted to exclude non-cash, unusual and/or infrequent costs in the case of Adjusted EBITDA. Management of the Company uses this information in evaluating period over period performance because it believes it presents an important metric regarding the Company’s ongoing operating performance.

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UNAUDITED PRO FORMA BALANCE SHEET STATEMENT POST IMPACT OF PCCU SETTLEMENT

	A	B	A+B
	December 31, 2022	Adjustment	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$8,390,195	$-	8,390,195
Accounts receivable – trade	1,401,839	-	1,401,839
Contract assets	21,170	-	21,170
Prepaid expenses – current portion	175,585	-	175,585
Accrued interest receivable	40,266	-	40,266
Short-term loans receivable, net	51,300	-	51,300
Other Current Assets	150,817	-	150,817
Total Current Assets	10,231,172		10,231,172
Long-term loans receivable, net	1,250,691	-	1,250,691
Property, plant and equipment, net	49,614	-	49,614
Operating lease right to use assets	1,016,198	-	1,016,198
Goodwill	19,266,276	-	19,266,276
Intangible assets, net	10,621,087	-	10,621,087
Deferred tax asset	51,593,302	-	51,593,302
Prepaid expenses – long term position	712,500	-	712,500
Forward purchase receivable	4,584,221	-	4,584,221
Security deposit	17,795	-	17,795
Total Assets	$99,342,856	$-	99,342,856
LIABILITIES AND PARENT-ENTITY NET INVESTMENT AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,851,457	$-	2,851,457
Accrued expenses	6,354,485	(4,911,074)	1,443,411
Contract liabilities	996		996
Lease liabilities – current	20,124	-	20,124
Deferred Consideration – current portion	14,359,822	-	14,359,822
Due to seller - current portion	25,973,017	(25,484,183)	488,834
Other current liabilities	11,291	-	11,291
Total Current Liabilities	49,571,192	(30,395,257)	19,175,935
Warrant liability	666,510	-	666,510
Deferred Consideration – long term portion	2,747,592	-	2,747,592
Forward purchase derivative liability	7,309,580	-	7,309,580
Due to seller – long-term portion	30,976,783	(16,965,617)	14,011,166
Lease liabilities – long term	1,008,109	-	1,008,109
Deferred underwriter fee payable	1,450,500	(900,500)	550,000
Indemnity liability	499,465	-	499,465
Total Liabilities	94,229,731	(48,261,374)	45,968,357
Commitment and Contingencies
Parent-Entity Net Investment and Stockholders’ Equity

Convertible preferred stock, $.0001 par value, 1,250,000 shares authorized, 14,616 shares issued and outstanding on December 31, 2022, and no shares issued and outstanding on December 31, 2021, respectively	1	-	1
Class A common stock, $.0001 par value, 130,000,000 shares authorized, 23,732,889 issued and outstanding on December 31, 2022, and no shares issued and outstanding on December 31, 2021, respectively	2,374	1,120	3,494
Additional paid in capital	44,806,031	47,561,927	92,367,958
Retained earnings	(39,695,281)	698,327	(38,996,954)
Parent-Entity Net Investment	-	-	-
Total Parent-Entity Net Investment and Stockholders’ Equity	5,113,125	48,261,374	53,374,499
Total Liabilities and Parent-Entity Net Investment and Stockholders’ Equity	$99,342,856	$-	99,342,856

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